EXHIBIT 23.3

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As oil and gas consultants, we hereby consent to the use of our name and our report dated October 28, 2003 in Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-17701.
NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ DANNY D. SIMMONS
Danny D. Simmons
Executive Vice President

Houston, Texas
June 4, 2004